   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 2001
                                                 Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               LEARNINGSTAR CORP.
             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                         77-0559897
     (State or other jurisdiction                            (I.R.S. Employer
  of incorporation or organization)                        Identification No.)

        2 LOWER RAGSDALE DRIVE
         MONTEREY, CALIFORNIA                                     93940
(Address of principal executive offices)                        (Zip Code)

                                   ----------

                               LEARNINGSTAR CORP.
         SECOND AMENDED AND RESTATED 2001 EMPLOYEE STOCK PURCHASE PLAN

                                   ----------

                                 RONALD ELLIOTT
                             CHIEF EXECUTIVE OFFICER
                               LEARNINGSTAR CORP.
                             2 LOWER RAGSDALE DRIVE
                               MONTEREY, CA 93940
                                 (831) 333-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                            JEFFREY L. KATEMAN, ESQ.
                                LATHAM & WATKINS
                        633 WEST FIFTH STREET, SUITE 4000
                          LOS ANGELES, CALIFORNIA 90071
                                 (213) 485-1234

                                   ----------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
                                                                  PROPOSED
                                 AMOUNT          PROPOSED          MAXIMUM
                                OF SHARES        MAXIMUM          AGGREGATE        AMOUNT OF
TITLE OF EACH CLASS OF            TO BE       OFFERING PRICE      OFFERING       REGISTRATION
SECURITIES TO BE REGISTERED    REGISTERED(1)    PER SHARE(2)       PRICE(2)           FEE
-----------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value.........         125,000           $1.29          $161,250            $39
-----------------------------------------------------------------------------------------------

(1) Represents 125,000 additional shares of common stock ("Common Stock") of LearningStar Corp., a Delaware corporation (the "Company") reserved for issuance under the Second Amended and Restated 2001 Employee Stock Purchase Plan (the "Plan"), by virtue of an amendment to the Plan that, among other things, increased the number of shares issuable under the Plan from 125,000 to 250,000. This registration statement shall also cover any additional shares of Common Stock which may become issuable under the Plan by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of the Company. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock which may be issued as a result of anti-dilution provisions contained in the Plan.

(2) Estimated solely for purposes of computing the registration fee for the additional shares registered hereby pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the Company's Common Stock of $1.29 per share as reported on The Nasdaq SmallCap Market on December 17, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

            INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

        LearningStar Corp. (the "Registrant") files this Registration Statement pursuant to Instruction E of Form S-8 and incorporates by reference the contents of the previous Registration Statement filed by the Registrant on Form S-8 (Registration No. 333-64766). The current registration of 125,000 shares of Common Stock will increase the number of shares registered for issuance under the Registrant's Second Amended and Restated 2001 Employee Stock Purchase Plan to 250,000 shares.

ITEM 8. EXHIBITS

        The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

       * 4.1        LearningStar Corp. Second Amended and Restated 2001 Employee
                        Stock Purchase Plan

        *5.1        Opinion of Latham & Watkins

       *23.1        Consent of Latham & Watkins (included as part of Exhibit 5.1)

       *23.2        Consent of KPMG LLP

       *23.3        Consent of KPMG LLP

       *23.4        Consent of PricewaterhouseCoopers LLP

       *24 Power of Attorney (included on the signature pages of this registration statement)

*  Filed herewith.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monterey, State of California, on this 20th day of December, 2001.

                                            LEARNINGSTAR CORP.



                                            By:    /s/ Richard Delaney
                                               ---------------------------------
                                               Richard Delaney
                                               Chief Financial Officer


                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Ronald Elliott and Richard Delaney, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including pre- and post-effective amendments) or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons in their capacities and on the dates indicated.

              SIGNATURE                                  TITLE                        DATE
              ---------                                  -----                        ----
          /s/ Albert Noyes                Chairman of the Board                December 20, 2001
-------------------------------------
            Albert Noyes

                                          Director and Chief Executive         December 20, 2001
         /s/ Ronald Elliott               Officer (Principal Executive
-------------------------------------     Officer)
           Ronald Elliott

                                          Director and Chief Financial         December 20, 2001
         /s/ Richard Delaney              Officer (Principal Accounting
-------------------------------------     Officer)
           Richard Delaney

        /s/ Louis Casagrande              Director                             December 20, 2001
-------------------------------------
          Louis Casagrande

          /s/ Dean DeBiase                Director                             December 20, 2001
-------------------------------------
            Dean DeBiase

          /s/ Scott Graves                Director                             December 20, 2001
-------------------------------------
            Scott Graves

              SIGNATURE                                  TITLE                        DATE
              ---------                                  -----                        ----
/s/ Michael Kolowich                      Director                             December 20, 2001
-------------------------------------
          Michael Kolowich

/s/ Robert MacDonald                      Director                             December 20, 2001
-------------------------------------
          Robert MacDonald

                                INDEX TO EXHIBITS

     EXHIBIT                                                                             PAGE
     -------                                                                             ----
       *4.1        LearningStar Corp. Second Amended and Restated 2001 Employee
                       Stock Purchase Plan

       *5.1        Opinion of Latham & Watkins

      *23.1        Consent of Latham & Watkins (included as part of Exhibit 5.1)

      *23.2        Consent of KPMG LLP

      *23.3        Consent of KPMG LLP

      *23.4        Consent of PricewaterhouseCoopers LLP

      *24 Power of Attorney (included on the signature pages of this registration statement)


*  Filed herewith.